UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2019 (May 6, 2019)

CHINA VTV LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-203754	47-3176820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

New Times Centre, 393 Jaffe Road, Suite 17A, Wan Chai, Hong Kong

(Address of principal executive offices) (zip code)

+85267353339

(Registrant's telephone number, including area code)

Copies to:

Jay M. Kaplowitz, Esq.

Huan Lou, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Fax: (212) 930-9725

__________________________________

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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CONVENTIONS THAT APPLY TO THIS CURRENT REPORT ON FORM 8-K

Except where the context otherwise requires and for purposes of this Current Report on Form 8-K only:

•	“we,” “us,” “our company,” “our,” and the “Company” refer to China VTV Limited, a Nevada corporation formed on February 19, 2015.

•	The “Target” or “Target Company” refers to China VTV Ltd., a company incorporated under the laws of the special administrative region of Hong Kong.

•	“Hong Kong” refers to the special administrative region of Hong Kong.

•	“mainland China” refers to part of People’s Republic of China, excluding Hong Kong, Macau, and Taiwan.

•	all references to “U.S. dollars,” “dollars,” or “$” are to the legal currency of the United States.

Amounts may not always add to the totals due to rounding.

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2019, China VTV Limited, a Nevada corporation (the “Company”), entered into a share purchase/ exchange agreement (the “Share Exchange Agreement”) with China VTV Ltd. (the “Target”), pursuant to which the Company agreed to issue on the Closing Date (defined below) an aggregate of 110,550,000 shares of its common stock (the “Common Stock”) to all of the shareholders of the Target in prorated amounts in exchange for all of the issued and outstanding equity interests in the Target Company. Reference is made to Item 1.01 of a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 21, 2019 and a related transaction (the “Reverse Merger”) for a description of the Share Exchange Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Information in response to this Item 2.01 is keyed to the Item numbers of Form 10.

DESCRIPTION OF BUSINESS

Overview

Effective on May 6, 2019 (the "Closing Date"), pursuant to the Share Exchange Agreement, the Target became a wholly-owned subsidiary of the Company. The acquisition of the Target Company is treated as a reverse acquisition, and the business of the Target Company became the business of the Company. At the time of the Reverse Merger, the Company was not engaged in any active business.

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As a result, we are now, through the Target Company, engaged in broadcasting news, videos, television shows, tourists’ programs and other entertainment programs through internet. Our broadcasting programs can be played via smart TVs, our applications on Android-based mobile phones or tablets, computers, and satellite TVs. The Target Company plans to develop its application for IOS-based mobile phones in the future. In addition, we produce certain original news programs, travel programs and other entertainment shows.

As of the date of this current report, the Target has developed an Over-The-Top (“OTT”) platform that distributes streaming media as a standalone product directly to viewers over the Internet, bypassing telecommunications, multichannel television, and broadcast television platforms that traditionally act as a controller or distributor of such content. The Target Company has built the technology to distribute media programs on smart TVs, computers, Android smart phones via its App (collectively, the “End Devices”) and through multiple social media channels, such as Weibo, Facebook and YouTube.

As of the date of this report, the Target Company has not generated any revenues. The Target has an audience of approximately three and half million (3,500,000) viewers that either follow its social media channels or watch its media programs on End Devices. The Target is at the stage of expanding its viewer base and intends to generate revenue and profits from subscription fees, advertisements and organizing and planning campaigns. However, there can be no assurance that the Target or the Company will have revenue or reach profitability as expected or at all.

Our mission is to present real life and up-to-date developments in China to the global Chinese communities outside mainland China with the least possible political interference. Our slogan is “Every Chinese Speaking Person is Watching China VTV.”

Our executive offices are located at New Times Centre, 393 Jaffe Road, Suite 17A, Wan Chai, Hong Kong and our telephone number at such address is +85267353339.

Corporate History and Structure

We were incorporated as T-Bamm on February 19, 2015 under the laws of the State of Nevada. On February 9, 2018, we changed our name to China VTV Limited and planned to switch from the clothing retail store business to the internet media and news content business. Prior to the Share Exchange, we were a development stage company with limited operations and no revenue or profit.

As a result of the consummation of the Share Exchange on May 6, 2019 as discussed above, the Target Company became a wholly-owned subsidiary of the Company and the business of the Target Company became the business of the Company.

The Target Company was incorporated on January 9, 2015 under the laws of the Special Administrative Region of Hong Kong. The authorized capital stock of the Target is 1,000,000 shares, all of which were issued and outstanding prior to the closing of the Share Exchange. The Target Company did not update the shareholder registration of the Target when the investors or new shareholders invested in the Target. The Share Exchange Agreement was signed and agreed by all of the shareholders or beneficial owners of the Target.

The diagram below illustrates our corporate structure following the Share Exchange.

China VTV Limited (Nevada), the Company
100%
China VTV Ltd. (Hong Kong), the Target

A number of shareholders of the Target formed China VTV Corp., Ltd. under the laws of PRC to operate in mainland China, which has ceased its operations in April 2017. We do not believe there is any potential for a conflict of interest with the company in mainland China because it has ceased all operations.

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Business Strategy

The Target’s business is based on the OTT platform and internet and develops through various popular social media accounts or channels to distribute both live programs and recorded programs to certain Chinese communities outside mainland China. The Target Company intends to produce customized live programs and commercials for enterprises, non-profit and non-government organizations and municipalities and distribute such contents through its media channels. In addition, the Target plans to solicit subscription fees from viewers of its IP TV programs and produce advertisement revenues in the near future.

As of the date of this report, the Target has attracted approximately three million and five hundred thousand (3,500,000) viewers or subscribers to its programs, most of whom reside in the Chinese speaking communities of East Asia, excluding mainland China. The Target aims to expand its viewer base to other countries, with a focus on Asia, Europe and North America.

Principal Products

We are at the early stage of our business development. As of this current report, the Target Company has established a functioning OTT platform which distributes news, videos, television shows, travel programs and other entertainment programs via internet to the End Devices, such as computers, smart TVs, Android-based smart phones and tablets.

The Target has engaged Xin Mei Culture Distribution Co., Ltd. (“Xin Mei Technology”) to develop the cloud technology and internet services which are integral to the establishment and maintenance of the OTT platform. On December 22, 2016, the Target and Xin Mei Technology entered into the OTT development and maintenance agreement (the “OTT Development Agreement”) pursuant to which Xin Mei Technology provided the information technology to build and update a customized OTT platform for the Target, through which the Target may distribute its programs and shows to the audiences’ End Devices. The term of the OTT Development Agreement was five years. The total consideration of the OTT Development Agreement was an aggregate of thirty million (RMB 30,000,000) Chinese dollars (equivalent to $4,474,673 U.S. dollars), which was payable over the five-year period in the combination of cash and the Target’s stock. As of February 28,2019, the Target paid an aggregate of approximately RMB 14 million, equivalent to approximately $2.087 million U.S. dollars, in cash and intends to pay the remaining balance in the common stock of the Company to Xin Mei Technology. The foregoing description of the OTT Development Agreement is not purported to be complete, a copy of the summary translation of which is attached herein as Exhibit 10.3 and incorporated by reference. In addition, the Target and Xin Mei Technology entered into an amendment (the “ OTT Development Agreement Amendment ”) to correct an error in the OTT Development Agreement with respect to the expected number of viewers on the OTT platform . Such Amendment is attached herein as Exhibit 10.4 .

The OTT platform consists of the IOS app, the Android app, online updates, online video and audio services, channel services and multi-media functions. The fully-integrated OTT system digitalizes the traditional film-based videos and distributes the digital contents over the internet to various End Devices. Recently, the Target and its technology partners together developed the live-streaming function of the OTT platform where the Target can distribute live programs digitally. As of the date of this report, the Target had broadcast a great many live programs, such as Boao Forum for Asia (an established political forum in Asia) and Xiang Fei Jia Dao (a travel program). The Target has reached more than 1 million viewers who watched its live programs. The OTT platform can distribute, upload and broadcast contents constantly (24-7) on multiple social media channels and websites on smart TVs and smart phones.

The Target’s representative original programs include, without limitation, China Symbol, China Temperature, V Spring Festival Party, Global Good Voice (Los Angeles), Confucianism Ceremony, various talk shows, and Qing Tan Guo Xue Ge Feng Ya (a series TV show focused on traditional Chinese culture). The Target produces all of its original programs outside mainland China. In addition, the Target has the exclusive online broadcasting right to a number of Chinese TV shows in various regions outside mainland China.

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Planned Business Model

We together with the Target Company plan to generate revenues primarily from the following sources: 1) IP TV subscription fees, 2) campaign planning and public relationship services, and 3) online and offline advertisements.

IP TV fees

In March 2019, the Target’s OTT platform developed the capacity and infrastructure to process TV programs from approximately 200 TV channels all over the world and distribute such programs on its OTT platform to subscribers for fees. The Target plans to grow its subscriber base organically leveraging its existing social media audiences. The management of the Target believes the subscription fees will become one of the most material sources of income for the Target.

In addition, the Target reached out to its contacts in the hospitality industry in some of the sixty-five countries that are collectively referred to as “The Silk Road Economic Belt and the 21st Century Maritime Silk Road” countries which mainland China is trying to establish or expand the business coordination. Some examples of the sixty-five Silk Road Economic Belt and the 21st Century Maritime Silk Road countries include, Russia, Mongolia, Singapore, Malaysia, Turkey, Iran, Israel, India and Kazakhstan. The Target plans to provide internet TV services to hotels and families located in those sixty-five countries as the Target expands its media coverage. Furthermore, the Target may explore the possibilities to coordinate with certain internet content providers for hotels in mainland China in the future.

The management of the Target plans to complete the payment system on the OTT platform for IP TV users outside mainland China by the end of October 2019, and then initiate marketing of the TV programs from January 2020. The Target estimates that it will generate the IP TV subscription revenues by the end of 2020. The Target and the Company plan to reach the goal of one million subscribers of its IP TV programs in the next three years, although there is no assurance that the Company or the Target may reach such goal or generate any IP TV subscription revenue. The contents published on the Target’s social media accounts and website shall remain free to the public in the foreseeable future.

Campaign and Public Relation Planning

The Target may plan and organize public events for enterprises and celebrities offline to help those customers maintain positive public relationships and promote their visibility. The Target plans to provide customized advertising campaigns for cities, towns and enterprises. The Target’s services shall include drafting and editing press releases, public image promotion and public relation crisis management, event and conference planning for commercial products, news and academic discoveries. In addition, the Target intends to design and produce live programs for companies, cities, and towns which desire to promote their tourism resources outside mainland China. The Target may distribute the live campaign programs through its internet media channels, IP TV channels and the LED billboards to be constructed by the Target. As of the date of this current report, the Target ha d generated income from producing customized promotional campaigns for enterprises and municipalities to promote their images or attract tourists. The management of the Target expects to generate meaningful revenue from organizing public events and campaigns in the end of 2019 or early 2020 after the integration process between the Company and Target. T he Target and we cannot guaranty that we will have income from public events and campaign s or the Target and Company will complete the business combination integration according to the estimated timeline.

Online and Offline Advertising

The Target plans to offer advertising products, primarily consisting of banner, button, text-link and video advertisements that appear on the Target’s web pages, social media accounts, and advertising campaign design and management services. The targeted advertising and sponsorship clientele for advertising and sponsorships will include local enterprises, municipalities with focuses on tourism and celebrities. The Target intends to offer brand promotion services in display formats on the website as well as performance-based online marketing solutions, such as promoted feeds on mobile or tablet. The Target highlights the interactive feature of its online advertisement services. For example, the Target may invite a celebrity (or celebrities) to use the product being promoted, record and broadcast the celebrity’s (or celebrities’) user experiences and host an interactive online forum where celebrities, existing product users and potential users can discuss and review the subject product in real time. The Target may generate small amount of advertising income in the future but it did not have an estimated timeline for such source of revenue as of the date of this current report .

With respect to offline advertisement, subject to sufficient funding, the Target intends to build two to three LED billboards in San Francisco , United States and Kuala Lumpur , Malaysia to display its original programs and promotional videos in 2021 or 2022. The Target plans to charge advertisement fees for the LED board display. However, the Target cannot provide any assurance that it will be able to build any billboards as planned or at all.

The business models set forth above are being tested by the Target as of the date of this current report and we cannot guarantee any or all of the plans will be executed as intended or generate any or sufficient revenues as expected.

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Market Opportunities

The Target currently focuses on the Asian markets outside mainland China where sizable Chinese speaking communities have established or are expanding rapidly, such as Hong Kong, Taiwan, Singapore and Malaysia. Due to the media nature of the Target, we and the Target take into consideration the population of the regions and countries where the Target distributes its programs or targets the audiences. The Target and we believe that it is more likely that the Target may attract more subscribers and viewers from a region with large population than a region with relatively smaller population. The Worldometers, a website displaying demographic data, showed that the population in Hong Kong, Taiwan, Singapore and Malaysia was approximately 7,478,025, 23,745,346, 5,852,467, and 32,369,960, respectively, as of April 2019.

In the future, the Target plans to grow its media distribution network to the Chinese speaking communities in other Asian countries, Europe and the Americas.

Audiences

As of April 2019, the Target had approximately 3,500,000 users or viewers that either subscribed to the Target’s various social media channels or watched the programs distributed by the Target from time to time. The following chart breaks down the estimated numbers of viewers on various social media channels and websites.

Channel or Website	Estimated Number Of Viewers
Yi Zhi Bo Zhonghua Weishi	680,000
Facebook Zhonghua Weishi	410,000
Facebook Liang An Tou Tiao	760,000
Miao Pai Zhonghua Weishi	530,000
Facebook Liang An Tou Tiao	760,000
YouTube Zhonghua Weishi	100,000

In addition, the Target had more than one million (1,000,000) users who watched its programs on the internet via smart TVs, computers, smart phones and tablets, as of April 2019. The same viewers could follow multiple Target’s official social media accounts and watch its programs on the internet at the same time. Therefore, we may have counted multiple times of the same viewer in the chart above.

Targeted Customers

As disclosed in the “Planned Business Model” section, the targeted customers include IP TV subscribers outside mainland China, local enterprises, municipalities, and celebrities in various regions and countries, particularly Hong Kong, Taiwan and countries in the Southeastern Asia. T he Target may help certain enterprises and municipalities to promote their images and attract tourists worldwide except mainland China.

Intellectual Property

We and the Target Company rely on a combination of copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our technology and brand names. Monitoring unauthorized use of our products and brands is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriation of our technology and brand names, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

In addition, third parties may initiate litigation against us alleging infringement of their proprietary rights. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business could be harmed. In addition, even if we are able to license the infringed or similar technology, license fees could be substantial and may adversely affect our results of operations. See also our discussion of protection of our intellectual property under the “Risk Factors.”

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Copyrights

The Target does not have any copyright as of the date of this current report but intends to register the software code for its OTT platform in the jurisdictions where the Target operates.

Domain Names

As of the date of this report, the Target has an aggregate of five (5) domain names registered under its name for the use in various jurisdictions as set forth below.

Domain Names	Jurisdiction	Valid Period		Ownership	Status
		From	To
chinavtv.tw	Taiwan	2015/4/3	2020/4/3	direct	Active
chinavtv.hk	Hong Kong	2015/4/3	2020/4/3	By an affiliated company (see below)	Active
chinavtv. vip	China	2018/2/3	2020/2/3	direct	Inactive
zhonghuaweishi.com	China	2015/5/9	2019/5/9	direct	Inactive
zhonghuaweishi.com.cn	China	2015/5/9	2019/5/9	direct	Inactive
chinavtv.tv	China	2015/4/3	2020/4/3	direct	Inactive

The domain name of “chinavtv.hk” is registered under VTV Internet Technology (Jiangsu) Co., Ltd., which has agreed to transfer such domain name to the Target. The Target intends to renew and maintain the registered domain names as the expiration dates approach. We intend to register our trademarks in other jurisdictions where we conduct business or have viewers in the future.

Trademarks

The Target started using the mark or logo as referenced below since February 2015 in various jurisdictions, such as mainland China, Taiwan, Hong Kong, the U.S., France, Japan and Malaysia.

On November 15, 2017, the Target and China VTV Taiwan Co., Ltd. (“China VTV Taiwan”) entered into a strategic partnership agreement, pursuant to which the two parties agreed to work together to promote the visibility of China VTV. The Target believes that China VTV Taiwan did not perform under such agreement and the agreement was terminated shortly thereafter. However, the Target discovered that China VTV Taiwan submitted a trademark registration of China VTV’s mark consisting of the English letters, Chinese letters and the rainbow, as referenced above under its own name in Taiwan without consent or approval from the Target. Immediately thereafter on December 7, 2018, the Target filed an opposition to China VTV Taiwan’s mark registration in front of Taiwan Intellectual Property Office. As of the date of this report, the Target was vigorously pursuing the dispute proceeding in Taiwan against China VTV Taiwan.

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In addition, the Target created a new logo to substitute the mark at dispute in Taiwan. The major difference between the new mark and the mark at dispute is that the new mark has the English letter “C” before the letters “VTV” which are located right above the rainbow. The Target currently uses this new mark, a copy of which is referenced herein below:

Competition

The market for websites offering online content and services targeting the global Chinese community is competitive and we expect competition to increase in the future. Many companies attempting to compete in this market offer portal, content and e-commerce services. The following table lists the Chinese-language websites that we believe are currently our primary competitors:

•	ETtoday (Dong Sen) Taiwan
•	Duo Yuan Media
•	World Journal
•	Zhongtian Media
•	Zhongshi Media
•	Great Wall TV

As internet becomes part of people’s modern life, the online viewer community has grown rapidly, including the Chinese communities outside mainland China. The Target Company understands the opportunities it faces as an international internet-based media company. At the same time, the Target Company encounters challenges and competition from large and emerging competitors, such as Facebook, LinkedIn, Google, Twitter, Line, Kakao and WhatsApp, which may have more resources than the Target Company does. We cannot assure you that we and the Target will succeed in competing against the established or emerging competitors in the market. The increased competition in the Chinese international media sector could result in reduced traffic, loss of market share and revenues, and lower profit margins.

Our ability to compete successfully depends on many factors, including the quality of our content, the breadth, depth and ease of use of our services, our sales and marketing efforts and the performance of our technology. See also our discussion of competition under the “Risk Factors.”

Competitive Strength

The Target provides online content and services for the global Chinese community, including but not limited to informational features, social media and social networking services as well as other fee-based services. This industry can be characterized as highly competitive and rapidly changing due to the fast growing market demand and change of trends. Barrier to entry is relatively low, and current and new competitors can launch new websites or services at a relatively low cost. Many companies offer various content and services targeting this community that compete with us. Many of our competitors have greater financial resources, longer history of online services, larger and more active user bases, more established brand names and greater breadth of programs than what the Target currently offers. However, we and the Target believe that we and the Target possess the following competitive strengths that enable us to compete effectively:

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•

An experienced executive team and influential directors in the media and other related industries. Mr. Tijin Song has over thirty years of experience in media and promotion business and held a leadership position of China Commission of Promotion of Publicity for the Undertakings of Chinese Disabled Persons for more than ten years. In addition, other key management members, including the chief editor, chief branding officer, and chief strategy officer, have substantive experience and influence in the media industry in mainland China, Hong Kong and Taiwan.

•

Cloud-based media operations and interaction with subscribers and viewers. The Target has multiple social media official accounts where the readers and viewers may watch the Target’s programs and interact with each other. The Target currently owns the database of its content which is recorded in the cloud disks stored in Hong Kong and Taiwan.

•	High quality of the programs, including real-time news and live broadcasting with 24-hour services.

•

Large and growing user base. The Target had approximately 3.5 million viewers and subscribers as of April 2019 which we believe, will further expand. We and the Target think the broad viewer base will attract the targeted customers in the future, such as local enterprises and municipalities.

•

Less regulations as a Hong Kong media company. Mainland China implements strict control and regulations over the media industry, most of which are not applicable to the Target because the Target was formed under the laws of the Special Administrative Regions of Hong Kong.

•	Active participation in renowned events, such as Boao Forum for Asia, World Internet Conferences (also known as Wuzhen Summit), and Cross-Strait Peace Talks.

Technology Infrastructure

The Target has outsourced the OTT platform updates and maintenance to Xin Mei Technology pursuant to the OTT Development Agreement. The Target currently uses three established information technology companies, Baidu, Tencent and Amazon, to provide the cloud service for distribution of its contents and programs from the OTT platform to the End Devices. The Target may need to upgrade the cloud service in the future in response to the demand of more data processing power due to the increase in the number of viewers. The Target maintains its cloud disks in Hong Kong and Taiwan.

Sales and Marketing

The Target enhances its brand images and visibility through participating in various public events, exchanging audience resources with other media companies, and establishing partnerships with other media companies. The Target plans to invest additional time and capital to the popular social media platforms, such as Facebook and Twitter, to increase its visibility and public awareness.

Research and Development

The Target Company has eight employees in the technology development team and incurred approximately $861,581 and $432,898 of research and development expenses in the twelve months ended February 28, 2019 and 2018, respectively. The Target Company has H.265 video data de-compression technology, which provides viewers higher image quality at the same internet speed than some other internet content distribution platforms. We believe that the H.265 de-compression technology would enhance the picture quality in certain Silk Road Economic Belt and the 21st Century Maritime Silk Road countries where the internet infrastructure is still developing and the internet speed is relatively low.

Employees

As of the date of this report, we and the Target had 20 employees, all of whom are full-time and are based in Hong Kong, Taiwan, Malaysia and mainland China. The breakdown of our employees based on departments is set forth below:

Department	Number of Employees	Location
Management	2	Hong Kong
Content Editing	6	Hong Kong
Technology Development	8	Taiwan
Sales and Marketing	4	Hong Kong, Taiwan, Malaysia and mainland China

There are no collective bargaining contracts of any of our employees. We believe our relationship with our employees is satisfactory.

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Regulatory Overview

Regulatory Authorities

Compared to the restrictions and regulations over media companies in mainland China, the Target is subject to relatively less stringent rules and regulations in Hong Kong. The Target registered its business scope as news broadcasting, TV program production, new media investment, advertisements, and internet technology development. The Target does not need any special permit or license to engage in internet media business, including news or TV program production and distribution over the internet. The Target believes that its business is currently not subject to the oversight of Hong Kong Broadcasting Authority because it does not engage in traditional broadcasting via radio waves or cable television.

Although the executive management team and the Board have strong connections and network in mainland China, the Target and Company do not intend to develop and currently do not have substantial operations in PRC. T he Target and Company do not produce and broadcast or distribute programs in mainland China, the Target ’s editors work in Hong Kong, the IT team is based in Taiwan , and the targeted viewers of our programs reside outside mainland China. Therefore, the Company and Target believe that its operations after the Reverse Merger are not subject to or impacted by the laws and regulations in mainland China.

Rating of Internet Content

Hong Kong has adopted its version of the television content rating system which regulates the suitability of television programs for children, teenagers, or adults. The Hong Kong television rating system is provided by generic code of television programs standard of the Broadcasting Ordinance (Chapter 562) on December 11, 1995. The Target, as an internet content provider and distributor, needs to comply with the rating system and restrict children, teenagers and young adults from viewing television programs outside the appropriate ratings.

News Regulation

As a news producer, the Target is subject to regulations on contents of news. The Target is prohibited from creating or distributing certain news including but not limited to the following:

•	News that damages people’s reputation

•	News that invades people’s privacy

•	News that involves information on national defense

•	News that might influence judicial proceedings

Depending on the circumstances, in the event of violation of any of the foregoing restrictions, the Target may be exposed to the possibility of fines or criminal liabilities. In addition, we need to comply with requirements on news regarding election, public polls and pharmaceutical companies.

Advertisement

In Hong Kong, companies are prohibited from using false or misleading advertising language and advertising agencies cannot help its clients design or create untrue or misleading advertisements. Otherwise, the agencies may be subject to the same liabilities as their clients.

In addition, a company may contravene the Personal Data Ordinance if it collects information on its users, analyzes the information for a profile of the user's interests and sells or transmits the profiles to third parties for direct marketing purposes without the user’s consent. As part of the Target’s future advertisement delivery system. The Target’s website and social media platform may collect information, including a user’s online response, rate to advertisements, name, address, age or e-mail address with third party databases to generate a comprehensive demographic profile of the Internet user. The transfer of this information, which provides an individual’s profile, may violate the Personal Data Ordinance unless the individual expressly consents to the use of this information.

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Taxation

United States Federal Income Taxation General

The following are the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the shares of common stock of the Company. As used in this discussion, references to “we,” “us” or “our” refer to China VTV Limited.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of the common stock of the Company that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A beneficial owner of our common stock that is described above is referred to herein as a “U.S. Holder.” If a beneficial owner of our common stock is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that acquires our common stock pursuant to the Share Exchange and own and hold our common stock as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;

•	broker-dealers;

•	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

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•	certain expatriates or former long term residents of the United States;

•	persons that actually or constructively own 5% or more of our voting shares (including as a result of ownership of our common stock);

•	persons that acquired our common stock pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

•	persons that hold our common stock as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

•	persons whose functional currency is not the U.S. dollar;

•	passive foreign investment companies; or

•	controlled foreign corporations.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations applicable to a holder of our common stock. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold the common stock through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distribution made (or deemed made) to a holder in respect of our common stock and any consideration received (or deemed received) by a holder in connection with the sale or other disposition of our common stock will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the Internal Revenue Service, (the “IRS”), or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

Taxation of Cash Distributions Paid on Our Common Stock

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid on our common stock. A cash distribution on our common stock generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such dividend generally will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The portion of such cash distribution, if any, in excess of such earnings and profits, will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess generally will be treated as gain from the sale or other taxable disposition of such common stock.

With respect to non-corporate U.S. Holders, any such cash dividends may be subject to U.S. federal income tax at the lower applicable regular long term capital gains tax rate (see “—Taxation on the Disposition of Our Common Stock” below) provided that (a) the securities are readily tradable on an established securities market in the United States or, in the event we are deemed to be a PRC “resident enterprise” under the EIT Law, we are eligible for the benefits of the Agreement between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income (the “U.S.-PRC Tax Treaty”), (b) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (c) certain holding period requirements are met.

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If a PRC income tax applies to any cash dividends paid to a U.S. Holder on our common stock, such tax may be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, if such PRC tax applies to any such dividends, such U.S. Holder may be entitled to certain benefits under the U.S.-PRC Tax Treaty, if such holder is considered a resident of the United States for purposes of, and otherwise meets the requirements of, the U.S.-PRC Tax Treaty. U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

Taxation on the Disposition of Our Common Stock

Upon a sale or other taxable disposition of our common stock, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in our common stock.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a maximum regular rate of 20%. Capital gain or loss will constitute long term capital gain or loss if the U.S. Holder’s holding period for our common stock exceeds one year. The deductibility of capital losses is subject to various limitations.

If a PRC income tax applies to any gain from the disposition of our common stock by a U.S. Holder, such tax may be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, if such PRC tax applies to any such gain, such U.S. Holder may be entitled to certain benefits under the U.S.-PRC Tax Treaty, if such holder is considered a resident of the United States for purposes of, and otherwise meets the requirements of, the U.S.-PRC Tax Treaty. U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if either (a) at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income, or (b) at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our common stock, and the U.S. Holder did not make a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our common stock, a QEF election along with a purging election, or a mark-to-market election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of our common stock; and

•

any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of our common stock during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for our common stock).

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Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for our common stock;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we qualified as a PFIC will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

We have not made a determination as to whether we would be classified as a “passive foreign investment company,” or PFIC, for our preceding taxable year nor can we assure you that we will not be a PFIC for our current taxable year or any future taxable year. We do not expect ourselves to be classified as a “passive foreign investment company” for our current taxable year.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to our common stock by making a timely QEF election (or a QEF election along with a purging election). Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of our net capital gains (as long term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the taxable year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and may be affected by various factors in addition to those described above. Accordingly, U.S. Holders of our common stock should consult their own tax advisors concerning the application of the PFIC rules to our common stock under their particular circumstances.

Non-U.S. Holders

Cash dividends paid or deemed paid to a Non-U.S. Holder with respect to our common stock generally will not be subject to U.S. federal income tax unless such dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of our common stock unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

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Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to cash distributions made on our common stock within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our common stock by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its common stock and adjustments to that tax basis and whether any gain or loss with respect to such common stock is long-term or short-term also may be required to be reported to the IRS, and certain holders may be required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report their interest in our common stock.

Moreover, backup withholding of U.S. federal income tax, at a current rate of 24%, generally will apply to cash dividends paid on our common stock to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our common stock by a U.S. Holder (other than an exempt recipient), in each case who:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that backup withholding is required; or

•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

Enforceability of Civil Liabilities

The Target is incorporated in Hong Kong, and most of our directors and executive officers reside in Hong Kong and mainland China. Substantially, all of our assets are located outside the United States. As a result, you may not be able to:

•	effect service of process upon the management or these persons within the United States; or

•	enforce against the Target or these executive officers and directors in United States courts, judgments obtained in United States courts including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States.

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The Target and the Company have doubt as to whether Hong Kong or PRC courts will enforce judgments in original actions or in actions for enforcement of judgments of United States courts, based only upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state of the United States.

In addition, as PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts within the United States, the United Kingdom, Japan or most other members of the Organization for Economic Cooperation and Development, administrative actions brought by regulatory authorities, such as the Securities and Exchange Commission, and other actions, which result in foreign court judgments (assuming such actions are not required by PRC laws or the Company’s articles of incorporation to be arbitrated and that such judgments or rulings do not violate the basic principles of the laws of PRC or the sovereignty, security and public interest of the society of PRC, as determined by a People’s Court of China that has jurisdiction for recognition and enforcement of judgments).

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

Risks Related to Our Business and Our Industry

We are subject to the risks associated with operating in an evolving market.

As a company operating in the rapidly evolving online and digital communications market, we face numerous risks and uncertainties. Some of these risks relate to our ability to:

•	continue to attract users to watch our programs and use our website and mobile applications as the primary means of obtaining news information;

•	continue to attract a larger audience to our matrices of Chinese-language content and services by expanding the type and technical sophistication of the content and services we offer;

•	develop a sufficiently large customer base for our advertising and marketing services;

•	generate revenues derived from our IP TV subscription fees, campaign and public relation planning, advertising and marketing businesses;

•	attract and retain qualified personnel; and

•	effectively control our increased costs and expenses as we expand our businesses.

We will rely on IP TV subscriptions as a significant portion of our revenues, but the online TV business is highly competitive and we may not generate any revenues from the subscription or the revenues as expected.

As we promote our IP TV subscription programs, we expect substantial income from the IP TV subscription fees. However, there are numerous internet TV program providers that have launched their respective IP TV subscription programs, such as Insight IPTV, Roku, Netflix, and Direct TV. In addition, there are a few IP TV companies that provide channels from mainland China, Taiwan and Hong Kong, such as Kylin TV. Although we provide programs primarily in the language of Chinese and the popular IP TV providers in the United States supply TV programs and TV channels in English, we may not be able to distinguish ourselves from the existing IP TV providers regardless of the language of the programs and therefore to generate the revenues from subscription fees as expected or at all.

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We will rely on advertising as a significant portion of our revenues, but the online advertising industry is subject to many uncertainties, which may prevent us from generating revenues from advertisement.

The online advertising industry is rapidly evolving in Hong Kong, Taiwan, Singapore and other Asian countries outside mainland China. Many of our current and potential advertisers have limited experience with the internet as an advertising and marketing medium, have not traditionally devoted a significant portion of their advertising and marketing expenditures or other available funds to web-based advertising and marketing, and may not find the internet to be effective for promoting their products and services relative to traditional print and broadcast media. We may not be successful in attracting new advertisers, convincing our current and potential advertisers to increase their budgets for online advertising and marketing or securing a significant share of those budgets. If the internet does not become more widely accepted as a medium for advertising and marketing, our ability to generate revenues from online advertisement could be negatively affected. Our ability to generate significant advertising and marketing revenues will depend on a number of factors, many of which are beyond our control, including but not limited to:

•	the development and retention of a large base of users possessing demographic characteristics attractive to advertisers;

•	the maintenance and enhancement of our awareness as a media company;

•	increased competition and potential downward pressure on online advertising and marketing prices and limitations on web page space;

•	changes in government policy that curtail or restrict our online advertising and marketing services or content offerings or increase our costs associated with policy compliance;

•	the acceptance of online advertising and marketing as an effective way for advertisers to market their businesses and products;

•

advertisers’ preferences for new online advertising and marketing formats, products or business models offered by other competitors and our ability to provide similar or competing new formats, products and solutions;

•	the development of independent and reliable means of verifying levels of online advertising and traffic; and

•	the effectiveness of our advertising delivery, tracking and reporting systems.

Our business is highly sensitive to the strength of our brands in the marketplace, and we may not be able to maintain current or attract new users, customers and strategic partners if we do not continue to increase the awareness of our brand name as a media company in the marketplace.

Our operational and financial performance is highly dependent on our strong brands in the marketplace. Such dependency will increase further as the number of internet and mobile users as well as the number of market entrants grows. In order to retain existing and attract new viewers, advertisers and strategic partners, we may need to substantially increase our expenditures to create and maintain brand awareness and brand loyalty. However, we cannot guarantee that the increase of our brand visibility will result in increase in revenues and profits. Our financial performance may not improve even though our programs are well received and recognition of our brand names increases.

Increases in competition and market prices for professionally produced content may have an adverse impact on our financial condition and results of operations.

Competition for quality online advertising content is intense in Hong Kong and PRC. Our competitors include well-capitalized companies, both private and newly listed companies, many of whom operate on a net-loss basis, as well as well-established companies with greater user traffic than ours. If we are unable to secure a large portfolio of professionally produced quality content due to the prohibitively high costs, or if we are unable to manage our content acquisition costs effectively and generate sufficient revenues to outpace the increase in content spending, our website traffic, financial condition and results of operations may be adversely affected.

The expansion of advertisement blocking measures may negatively impact the intended advertising revenues.

The development of software and mobile applications that block advertisements before they appear on a user’s screen may hinder the growth of online and digital advertising. Since advertising revenues may be based on user views, the expansion of advertisement-blocking software and mobile applications may cast shadow over our planned advertising business. As a result, such advertisements will not be tracked as a delivered advertisement. In addition, advertisers may choose not to advertise on our websites or applications because of the expansion of advertisement-blocking measures. In addition, increasing numbers of browsers include technical barriers designed to prevent consumer tracking such as trailing browsing history, which may also adversely impact the growth of online and digital advertising.

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If we fail to establish and maintain relationships with content or infrastructure providers, we may not be able to attract and retain users.

In addition to reliance upon our reporters, editors and staff, we rely on numerous third parties to provide high-quality news, video, audio and text content to make our websites and mobile applications more attractive to users and advertisers. Our arrangements with content providers are usually short-term and our content providers may increase the fees they charge us for their content. This trend would increase our costs and operating expenses and could adversely affect our ability to obtain content at an economically acceptable cost. Except for the exclusive content, some of the third party content provided to our websites is also available from other sources or may be provided to other internet companies. If other internet companies present the same or similar content in a superior manner, it would adversely affect our user traffic.

Our business also depends significantly on relationships with infrastructure providers. We have the OTT Development Agreement with Xin Mei Technology which established and maintained our OTT platform. If our relationship with Xin Mei deteriorates or some of our competitors establishes the same relationships as we have, our business operations and financial results may be adversely affected. We may not be able to maintain the relationships with third party vendors or replace them on commercially attractive terms.

Changes in technology may render our current technologies obsolete or require us to obtain licenses for introducing new services or make substantial capital investments, financing for which may not be available to us on favorable commercial terms or at all.

The Hong Kong telecommunications industry has been characterized by rapid increases in the diversity and sophistication of the technologies and services offered. As a result, we expect that we will need to constantly upgrade our information technologies and services in order to respond to the competitive industry conditions and customer requirements. Developments of new technologies have rendered some less advanced technologies unpopular or obsolete. If we fail to develop, or obtain timely access to, new technologies, infrastructure and equipment, or if we fail to obtain the necessary licenses to provide our content using these new technologies, we may lose our customers and market share.

In addition, the cost of implementing new technologies, upgrading our networks or expanding capacity could be significant. In particular, we have made and will continue to make substantial capital expenditures in the near future in order to effectively respond to technological changes, such as the continued expansion of our servers. To the extent these expenditures exceed our cash resources, we will be required to seek additional debt or equity financing. Our ability to obtain additional financing on favorable commercial terms will depend on a number of factors. These factors include our financial condition, results of operations, cash flows and the prevailing market conditions in the domestic and international telecommunications industry, the cost of financing and conditions in the financial markets, and the issuance of relevant government and other regulatory approvals. Any inability to obtain funding for our capital expenditures on commercially acceptable terms could jeopardize our expansion plans and materially and adversely affect our business prospects and future results of operations.

If new technologies adopted by us do not perform as expected, or if we are unable to effectively integrate new technologies in a commercially viable manner, our revenue growth and profitability may decline.

We are constantly evaluating new growth opportunities in the internet media industry. Some of these opportunities involve new digital platform technologies for which there are no proven markets, and may not develop as expected. These new technologies may not perform as expected or generate an acceptable rate of return. In addition, we may not be able to successfully develop new technologies to effectively and economically deliver our advertising or marketing services, or be able to compete successfully in the delivery of our news content based on or through new technologies. Furthermore, the success of our mobile applications is substantially dependent on the mobile applications developed by third-party developers. These applications may not be sufficiently developed to support our content and/or advertising and marketing services. If we are unable to deliver commercially viable services or applications based on the new technologies that we adopt, our financial condition and results of operations may be materially and adversely affected.

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Our growth may cause significant pressures upon our operational, administrative and financial resources.

Our operational, administrative and financial resources may be inadequate to sustain the growth we want to achieve. As the demands of our users and the needs of our customers change, the number of our users and volume of online advertising increase, requirements for maintaining sufficient servers to provide high-definition online video and mobile activities increase, we will need to increase our investment in our network infrastructure, facilities, personnel and other areas of operations. If we are unable to manage our growth and expansion effectively, the quality of our advertising and marketing services could deteriorate and our business may suffer. Our future success will depend on, among other things, our ability to:

•	adapt our services and maintain and improve the quality of our services;

•	protect our website from hackers and unauthorized access;

•	continue training, motivating and retaining our existing employees and attract and integrate new employees; and

•	develop and improve our operational, financial, accounting and other internal systems and controls.

Due to the rapidly evolving market of our industry, we cannot predict whether we will meet internal or external expectations of future performance.

The internet industry is rapidly evolving and new products, new business models and new players emerge from time to time in a lot of Asian countries and regions where our primary market is located. In addition, regulatory changes can have an unexpected and disruptive impacts on our business.

We believe our future success depends on our ability to significantly grow our revenues from the planned business models. However, market data on our business, especially on new products, business models and sales channels, are often limited, unreliable or nonexistent. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in a fast changing market where there are abundant private and public capital to support competing new product developments, new business models and new companies. These risks include our ability to:

•	offer new and innovative mobile applications;

•	attract and retain viewers, subscribers and advertisers;

•	react quickly and effectively to regulatory changes;

•	respond effectively to competitive pressures and address the effects of strategic relationships or corporate combinations among our competitors;

•	attract customers to our advertising and marketing services;

•	maintain our current, and develop new, strategic relationships;

•	increase awareness of our brand and continue to build viewer loyalty;

•	attract and retain qualified managerial and other talented employees;

•	upgrade our technology to support increased traffic and expanded services;

•	expand the content and services on our network, produce and secure premium content and increase network bandwidth in a cost-effective manner; and

•

develop a sufficiently large customer and user base and monetization models for our advertising and marketing services to recover its development costs, network expenditures and marketing expenses and eventually achieve profitability.

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We may not be able to adequately protect our intellectual properties, and we may be subject to intellectual property infringement claims or other allegations by third parties for services we provide or for information or content displayed on, retrieved from or linked to our websites, or distributed to our users, which may materially and adversely affect our business, financial condition and prospects.

We rely on a combination of copyright and trademark laws and restrictions on disclosure to protect our intellectual property rights. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual properties. Monitoring unauthorized use of our products is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriation of our intellectual properties, particularly in countries where the laws may not protect our proprietary rights as fully as in the United States. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

Companies in the internet, technology, and media industries are frequently involved in litigation based on allegations of infringement of intellectual property rights, unfair competition, invasion of privacy, defamation and other violations of other parties’ rights. The validity, enforceability and scope of protection of intellectual property rights in internet-related industries are uncertain and still evolving.

On December 7, 2018, the Target Company filed an opposition to China VTV Taiwan’s mark registration in front of Taiwan Intellectual Property Office with respect to the mark that the Target has used since February 2015 in a number of Asian countries and regions. We believe that the Target has sufficient merits to receive a favorable decision eventually, which cannot be assured at the time of this report. As of the date of this report, the Target was vigorously pursuing the dispute proceeding in Taiwan against China VTV Taiwan.

Pursuing or defending intellectual property litigation can be costly and impose a significant burden on management and employees, and there can be no assurances that favorable final outcomes will be obtained in all cases. Any resulting liability or expenses, or changes required to our websites to reduce the risk of future liability, may have a material adverse effect on our business, financial condition and prospects.

Privacy concerns may prevent us from selling demographically targeted advertising in the future and make us less attractive to advertisers.

We collect personal data from our user base in order to better understand our users and their needs and to help our advertisers target specific demographic groups. If privacy concerns or regulatory restrictions prevent us from selling demographically targeted advertising, we may become less attractive to advertisers. For example, as part of our future advertisement delivery system, we may integrate user information such as advertisement response rate, name, address, age or email address, with third-party databases to generate comprehensive demographic profiles for individual users.

We do not have any business liability or disruption insurance coverage for our operations, and nor do we have any director and officer liability insurance. Any business disruption, litigation or natural disaster may cause us to incur substantial costs and divert our resources.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert HKD into foreign currencies and, if HKD were to decline in value, reducing our revenues and profits in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in Hong Kong uses the Hong Kong Dollar (“HKD”) as the functional currencies. The majority of our expenses incurred are in HKD. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the HKD depends to a large extent on Hong Kong government policies, relations with PRC, domestic and international economic and political developments as well as supply and demand in the local market.

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We depend on select personnel and could be affected by the loss of their services.

We depend on the continued service of our directors, executive officers, senior management and other key employees, many of whom are difficult to replace. The loss of the services of any of our executive officers or other key employees could potentially harm our business operations. Competition for qualified talents in Hong Kong is intense. Our future success is dependent on our ability to attract a significant number of qualified employees and retain existing key employees. If we are unable to do so, our business and growth may be materially and adversely affected. Our need to significantly increase the number of our qualified employees and retain key employees may cause us to materially increase compensation-related costs, including stock-based compensation.

You may have difficulty enforcing judgment against us or our directors and officers.

We are a Nevada holding company and most of our assets are located outside of the United States. In addition, all of our directors and executive officers are residents of mainland China and Hong Kong, and substantially all of their assets and our assets are located in Hong Kong or mainland China. As a result, investors may not be able to effect service of process upon us or our directors and executive officers, or to enforce against them judgments obtained in courts outside of Hong Kong or mainland China.

Any final judgment obtained against us in any court other than the courts of the PRC in connection with any legal suit or proceeding arising out of or relating to our securities will be enforced by the courts of the PRC without further review of the merits only if the court of the PRC in which enforcement is sought is satisfied that:

•	the court rendering the judgment has jurisdiction over the subject matter according to the laws of the PRC;

•	the judgment and the court procedure resulting in the judgment are not contrary to the public order or good morals of the PRC;

•

if the judgment was rendered by default by the court rendering the judgment, we, or the above mentioned persons, were duly served within a reasonable period of time in accordance with the laws and regulations of the jurisdiction of the court or process was served on us with judicial assistance of the PRC; and

•	judgments at the courts of the PRC are recognized and enforceable in the court rendering the judgment on a reciprocal basis.

Among other things, if you fail to establish the foregoing to the satisfaction of the courts in the PRC, you may not be able to enforce a judgment against us rendered by a court in the United States.

Any future outbreak of contagious diseases may materially and adversely affect our business and operations, as well as our financial condition and results of operations.

Any future outbreak of contagious diseases, such as severe acute respiratory syndrome or avian influenza, may disrupt our ability to adequately staff our business and may generally disrupt our operations. If any of our employees is suspected of having contracted any contagious disease, we may under certain circumstances be required to quarantine such employees and the affected areas of our premises. As a result, we may have to temporarily suspend part or all of our operations. Furthermore, any future outbreak may restrict the level of economic activities in the affected regions, including Hong Kong and mainland China, which may adversely affect our business and prospects. As a result, we cannot assure you that any future outbreak of contagious diseases would not have a material adverse effect on our financial conditions and results of operations.

The Company is a pre-revenue enterprise. If the Company fails to raise additional capital, its ability to implement its business model and strategy could be compromised.

The Company has limited capital resources and operations and has not generated any revenue as of February 28, 2019. To date, its operations have been funded primarily from its shareholders and management. From time to time, we may seek additional financing to provide the capital required to expand our sales and for marketing and general working capital. We cannot predict with certainty the timing or amount of any such capital requirements and whether the terms of financing would be commercially reasonable or desirable.

If the Company does not raise sufficient capital to fund its ongoing development and operations, it is likely that it will be unable to carry out its business plans. The Company may not be able to obtain additional financing on terms acceptable, or at all. Even if the Company obtains financing for near term operations and product development, the Company may require additional capital beyond the near term. If the Company is unable to raise capital when needed, its business, financial condition and results of operations would be adversely affected, and it could be forced to reduce or discontinue its operations.

Failure to continue having the office in Hong Kong without reasonable notice could interrupt the operations of the Target.

The Target does not have a written lease or understanding of the specific terms for its primary office in Hong Kong, the landlord of which office is a friend of Mr. Tijin Song, one of our directors and shareholders. Although we have a good and friendly relationship with such landlord, we cannot assure that we will continue this accommodation for any specific period of time. Although it is unlikely, it is possible that we may have to move our office out of the current premise with a short notice from the landlord and would have to accept a high rent for the new office space because of the limited time for the new office space search.

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Risks Related to the Telecommunications Infrastructure

Our operations and ability to deliver programs or services may be disrupted due to a systematic failure, shutdown in our networks, disruptions from any of our server service providers or natural disasters.

Our cloud disks are maintained in Hong Kong and Taiwan and managed by Baidu, Tencent and Amazon for internet services in different regions. The geographical area near Hong Kong is susceptible to earthquakes and typhoons. However, we do not carry insurance to cover damages caused by earthquakes, typhoons or other natural disasters or any resulting business interruption. Our services are currently carried through our fixed and mobile communications networks, as well as through our transmission networks consisting of optical fiber cable and microwave, which could be vulnerable to damage or interruptions in operations due to natural disasters. The occurrence of natural disasters could impact our ability to deliver services and have a negative effect on our results of operations. In addition, any disruption of business operations of any of our server service providers may adversely affect the distribution of our contents on the OTT platform. Furthermore, we might also be held liable for losses claimed from our customers that were incurred from our failure to deliver our services. These potential liabilities could also have a material adverse effect on our results of operations.

Our network operations may be vulnerable to hacking, viruses and other disruptions, which may make our website and mobile applications less attractive and reliable, and we may be susceptible to security breaches, which may damage our reputation and adversely affect our business.

As an internet-based media company delivering contents through internet, our system is susceptible to cyber security risks, including hijacking attacks, phishing attacks, hacker’s intrusions to steal customer’s private information, and distributed denial-of-service (DDoS) attacks. These attacks may disrupt our services and cause leakage of our customers’ personal information, which may result in significant damages and material adverse effects to our customers and our operations. We cannot assure you that our data protection measures are sufficient to prevent any data leakage or disruption of our service due to cyber attacks. We may suffer negative consequences, such as remedial losses, increased cyber security protection costs, lost revenues, litigation and reputational damage due to cyber attacks.

Internet use can decline if any major compromise of internet security occurs. “Hacking” involves efforts to gain unauthorized access to information or systems or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment. Hackers, if successful, could misappropriate proprietary information or cause disruptions in our services. We may be required to expend capital and other resources to protect our website and mobile applications against hackers, and the measures we take may not be effective. In addition, the inadvertent transmission of computer viruses could expose us to a risk of loss or litigation and possible finding of liabilities, damages to our reputation as well as decrease in our user traffic.

Traffic growth and user engagement depend upon effective interoperation with operating systems, networks, devices, web browsers and standards that we do not control.

We make our websites and mobile applications available across a variety of operating systems. We are dependent on the interoperability of our websites and mobile applications with popular devices, desktop and mobile operating systems and web browsers that we do not control, such as Windows, Android, iOS, and others. Any changes in such systems, devices or web browsers that degrade the functionality of our websites and mobile applications or give preferential treatment to competitive websites and mobile applications could adversely affect us.

Further, if the number of platforms for which we develop our websites and mobile applications increases, it will result in an increase in our costs and expenses. In order to deliver high quality products and services, it is important that our websites and mobile applications work well with a range of operating systems, networks, devices, web browsers and standards that we do not control. In addition, because a large number of our users access our websites and mobile applications through mobile devices, we are particularly dependent on the interoperability of our websites and mobile applications with such devices and operating systems. In the event that it is difficult for our users to access and use our websites and mobile applications and services, particularly on their mobile devices, our user growth and user engagement could be harmed, and our business and operating results could be adversely affected.

Our business and results of operations may be harmed by service disruptions, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure.

The continual accessibility of our websites and the performance and reliability of our network infrastructure are critical to our reputation and our ability to attract and retain users, advertisers and merchants. Any system failure or performance inadequacy that causes interruptions in the availability of our services or increases the response time of our services could reduce our appeal to users and consumers. Factors that could significantly disrupt our operations include systematic failures and outages caused by fire, floods, earthquakes, power loss, telecommunications failures and similar events; software errors; computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems; and security breaches related to the storage and transmission of proprietary information, such as credit card numbers or other personal information.

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As the number of our users increases and more content we generate or deliver, including photos and videos on our OTT platform, we may be required to expand and adapt our technology and infrastructure to continue to reliably store and analyze this content. It may become increasingly difficult to maintain and improve the performance of our programs and services, especially during peak usage times, as our programs and services become more complex and our user traffic increases. We have limited backup systems and redundancy. Future disruptions or any of the foregoing factors could damage our reputation, require us to expend significant capital and other resources and expose us to a risk of loss or litigation and possible liability. We do not carry any business interruption insurance to compensate for losses that may occur as a result of any of these events. Accordingly, our results of operations may be adversely affected if any of the above disruptions occurs.

If we fail to comply with the rating of internet content, news regulations or any other applicable laws and rules, we may be investigated and face litigation and potential liabilities and be subject to fines.

Our business operations are subject to the regulations of rating of internet content, news regulations and privacy laws in Hong Kong. We and the Target are required to restrict children, teenagers and young adults from viewing the programs provided by us outside the appropriate ratings. With respect to the regulations of news production and distribution, we and the Target are prohibited from creating or distributing news that invades people’s privacy, damages people’s reputation based on false or misleading information, or contravenes other applicable laws and regulations. If the authority in Hong Kong has reason to investigate the potential violation of ratings of internet content, news regulations or other applicable laws and rules, our business operations could be disrupted, which would have a negative impact on our reputation and results of operations.

Risks Related to Our Stock and Becoming a Public Company

Our largest stockholder may take actions that conflict with our public stockholders’ best interests.

As of the date of this report, our largest stockholder, Tijin Song, owned approximately 46.70% of the outstanding shares of our common stock. Mr. Song may own or operate companies that may conflict with those of the Target Company or the Company. We cannot assure you that our largest shareholder will not take any actions that impair our ability to conduct our business competitively or conflict with the best interests of our other stockholders.

You may experience dilution of your ownership interests because of the future issuance of additional common stock of the Company.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our current shareholders. We may also issue additional shares of our securities that are convertible into or exercisable for shares of common stock, as the case may be, in connection with hiring or retaining employees, future acquisitions, future financing, and other purposes. The future issuance of any such additional shares may create downward pressure on the market price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts at a price (or exercise prices) below the price at which our shares may be valued or priced in a public market.

There is not an active liquid trading market for the Company’s Common Stock.

There is no regular active trading market in the Company’s Common Stock, and we cannot guarantee that an active trading market will develop. If an active market for the Company’s Common Stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

•	variations in our operating results;

•	announcements that our revenue or income are below expectations;

•	general economic slowdowns;

•	sales of large blocks of the Company’s Common Stock; and

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

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The Target will incur additional costs as a result of becoming a public company, and the new management will be required to devote substantial time to compliance initiatives.

As a public company, the Target will incur significant legal, accounting and other expenses that it did not have as a private company. The Target is subject to the reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the Dodd-Frank Wall Street Reform and Protection Act (the “Dodd-Frank Act”). These rules and regulations will require, among other things, that we and the Target file annual, quarterly and current reports with respect to our business and financial conditions and establish and maintain effective disclosure and financial controls and corporate governance practices. We and the Target expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company” as defined in the recently enacted Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Board, management and other personnel will need to devote a substantial amount of time to these compliance initiatives.

FORWARD-LOOKING STATEMENTS

Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this report, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and in other documents which we file with the Securities and Exchange Commission.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management Discussion and Analysis (“MD&A”) contains “forward-looking statements”, which represent our projections, estimates, expectations or beliefs concerning among other things, financial items that relate to management’s future plans or objectives or to our future economic and financial performance. In some cases, you can identify these statements by terminology such as “may”, “should”, “plans”, “believe”, “will”, “anticipate”, “estimate”, “expect” “project”, or “intend”, including their opposites or similar phrases or expressions. You should be aware that these statements are projections or estimates as to future events and are subject to a number of factors that may tend to influence the accuracy of the statements. These forward-looking statements should not be regarded as a representation by the Company or any other person that the events or plans of the Company will be achieved. You should not unduly rely on these forward-looking statements, which speak only as of the date of this MD&A. Except as may be required under applicable securities laws, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this MD&A or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe under “Risk Factors” in this report. Actual results may differ materially from any forward looking statement.

Overview

China VTV Limited or the Target Company was incorporated on January 9, 2015 under the laws of Hong Kong. The Target’s business plan is to generate revenue from its recently developed Over-The-Top (the “OTT”) streaming media platform and to become a content provider that distributes streaming media and TV programs directly to paid membership over the internet. As of the date of this current report, the Target has conducted limited business operations and had no revenues from operations since its inception. Prior to and after the Share Exchange, the Target was and continues as a development stage company and had not yet realized any revenues from our planned operations as of February 28, 2019.

As a result of the consummation of the Share Exchange on May 6, 2019, the Target became a wholly-owned subsidiary of the Company and the business of the Target Company became the business of the Company. We are now, through the Target, engaged in program production, licensing TV programs and movies, live broadcasting and distributing content through our OTT platform to the End Devices, such as smart phones, tablets, and smart TVs.

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Limited Operating History; Need for Additional Capital

The Target has a limited operating history since its inception in 2015. As of the date of this current report, the Target and the Company have not generated any revenues from their operations. We cannot guarantee the Company and the Target will be successful in the business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the launching of our subscription internet TV programs and market or general economic downturns in the regions where we target the customers. We do not believe we have sufficient funds to operate our business for the next 12 months without further funding.

There is no assurance that future financing will be available to us on acceptable terms, or at all. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand the internet-based media operations. Equity financing could result in additional dilution to existing shareholders.

If we are unable to raise additional capital to maintain our operations in the future, we may be unable to carry out the full business plan or may be forced to cease operations.

As stated in the notes of the Target’s audited financial statements for the years ended February 28, 2019 and 2018, the Target changed its fiscal year end to February 28, effective on January 31, 2019. The following discussion and analysis should be read in conjunction with the Target’s audited financial statements for the years ended February 28, 2019 and 2018 and accompanying notes that appear in this current report on Form 8-K/A.

Results of Operations for the Year Ended February 28, 2019 as compared to the Year Ended February 28, 2018:

	February 28, 2019	February 28, 2018
Operating revenue	$-	$-
Cost of revenue	-	-
Gross profit	-	-

Operating expenses
Research and development expenses	861,581	432,898
General and administrative expenses	13,426	30,378
Total operating expenses	875,007	463,276

Loss from operations	(875,007)	(463,276)

Loss before income taxes	(875,007)	(463,276)

Provision for income taxes	-	-

Net loss	$(875,007)	$(463,276)

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Revenue

The Target did not generate any revenue during the fiscal years ended February 28, 2019 and 2018, respectively.

General and Administrative Expenses

General and administrative expenses primarily consist of professional service fees, business travel expense, and due and subscription fees.  General and administrative expenses reduced by approximately $16,952 or (55.80)% from $30,378 for the year ended February 28, 2018 to $13,426 for the year ended February 28, 2019.  The decrease in general and administration expenses was principally due to the decrease in professional service fees.

Research and Development Expense

Research and development (“R&D”) expenses mainly included the development and maintenance fees for OTT streaming media platform. The Target incurred R&D expenses in the amounts of $861,581and $432,898 for the years ended February 28, 2019 and 2018, respectively, which reflected an increase of $428,683 or 99.03%.  The increase in R&D expenses was primarily due to more research and development costs incurred in making improvements to the Target ’s OTT streaming media platform, including testing, maintaining and modifying the Target’s user interface, recommendation s , merchandising and streaming delivery technology and infrastructure.

Net Loss

As a result of the above factors, the Target had net loss of $875,007 for the year ended February 28, 2019 as compared to net loss of $463,276 for the comparable period ended February 28, 2018, representing an increase of net loss of approximately $411,731 or 88.87%. The increase of net loss was primarily attributable to the increase in R&D expenses, partially offset by the decrease in general and administrative expenses for the year ended February 28, 2019 as compared with the same period of the year ended February 28, 2018.

Liquidity and Capital Resources

The following summarizes the key component of the Target's cash flows for the years ended February 28, 2019 and 2018:

	February 28, 2019	February 28, 2018
Net cash used in operating activities	$(875,007)	$(463,276)
Net cash provided by financing activities	875,007	463,276
Net increase in cash and cash equivalents	$-	$-

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Net cash used in operating activities was $875,007 for the fiscal year ended February 28, 2019, compared to that of $463,276 for the fiscal year ended February 28, 2018.  The increase in net cash used in operating activities in the amount of $411,731 or 88.87% was primarily due to the increase in net loss during the period.

Net cash provided by financing activities amounted to $875,007 for the fiscal year ended February 28, 2019, compared to that of $463,276 for the fiscal year ended February 28, 2018, reflecting an increase of $411,731 or 88.87%.  The increase in net cash provided by financing activities was mainly due to that the Target’s shareholder made more capital contribution to the Target for working capital purpose s .

The management of the Company is actively seeking strategic partners to fund the operations. In addition, on July 21, 2019, Mr. Tijin Song, Mr. Guoping Chen, Mr. Daoxin Zhang and Mr. Hongbin Dong, four of the directors of the Company, executed a commitment agreement (the “Commitment Agreement ”) to fund the Company and its subsidiaries of at least RMB 5 million for the next twelve months from the date of the Commitment Agreement as demanded by the Company . A copy of the Commitment Agreement is attached herein as Exhibit 10.5 .

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Classification

Certain classifications have been made to the prior year financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net loss nor accumulated deficit.

Research and Development Expenses

Research and development costs are generally expensed as incurred. Research and development expenses mainly consist of the costs incurred in the development and improvement of the Target’s OTT service platform. Research and development expenses were $861,581 and $432,898 for the years ended February 28, 2019 and 2018, respectively.

Translation Adjustment

The accounts of the Company were maintained, and its financial statements were expressed, in Hong Kong Dollar (“HKD”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance ASC 830, "Foreign Currency Matters", with the HKD as the functional currency. Pursuant to the ASC 830, all assets and liabilities are translated at the current exchange rate, stockholder's equity are translated at the historical rates, and income statement items are translated at an average exchange rate for the period.

The resulting translation adjustments are reported under accumulated other comprehensive income (loss) as a component of stockholder’s equity (deficit).

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Comprehensive Income (Loss)

Comprehensive income (loss) includes accumulated foreign currency translation gains and losses. The Target  has reported the components of comprehensive income (loss) on its statements of stockholder’s equity(deficit) and statements of operations and comprehensive income (loss).

Fair Value Measurements

FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the Target. Unobservable inputs are inputs that reflect the Target’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

•	Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the Target has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

•	Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the Target, such as due to related party, approximate to fair value due to their relatively short maturities.

Recently Issued Accounting Pronouncements

Management has considered all recent accounting pronouncements issued and their potential effect on our financial statements. The Target's management believes that these recent pronouncements will not have a material effect on the Target's financial statements.

 Off-Balance Sheet Arrangements

The Target had no off-balance sheet arrangements as of February 28, 2019.

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PROPERTIES

Our corporate headquarters are located at New Times Centre, 393 Jaffe Road, Suite 17A, Wan Chai, Hong Kong. We do not pay rent for this office space and there is only a verbal lease between the Target and the landlord, who is a friend of one of the directors’. Some of our cloud disks are maintained in such office space in Hong Kong. The Target plans to move to a new location at the end of 2019. There is no assurance how long this office accommodation will last.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT

The following table sets forth certain information, as of the date of filing of this report, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Unless otherwise indicated, the beneficial owners have sole voting and investment power, as applicable, over the shares of common stock listed below. For each individual and group included in the table below, percentage ownership is calculated by dividing (a) the number of shares of common stock beneficially owned by such person or group by (b) the sum of the shares of common stock outstanding as of the date of this current report, plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after the date of this report. The address for each individual listed below is: c/o New Times Centre, 393 Jaffe Road, Suite 17A, Wan Chai, Hong Kong, unless otherwise noted.

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	Prior to the Closing of the Stock Exchange[1]		Upon Closing of the Stock Exchange
Name of Director or Executive Officer	Shares	%	Shares[1][2]	%
Tijin Song, Chairman of the Board, Chief Executive Officer (“CEO”) and President	28,000,000	26.67%	103,000,000	46.70%

Yatao Wang, Director	0	-	12,000,000	5.44%

Liqiang Meng, Director	0	-	11,000,000	4.99%

Daoxin Zhang, Director	500,000	*	5,000,000	2.27%

Hongbin Dong, Director	1,500,000	1.43%	5,000,000	2.27%

Tung Ho Yu, Director and Chief Marketing and Branding Officer	0	-	1,000,000	* %

Guoping Chen, Director, interim Chief Financial Officer (“CFO”), Secretary and Treasurer	30,000,000	28.57%	30,000,000	13.60%

Directors and Officers As a Group (7 persons)	60,000,000	57.14%	167,000,000	75.72%

______________

* Represents less than one percent.

(1)

Under Rule 13d-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Calculated based on 220,550,000 shares of our common stock outstanding as of the date of this current report.

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DIRECTORS AND EXECUTIVE OFFICERS

In connection with the execution of the Share Exchange Agreement, on March 15, 2019, Mr. Guoping Chen, the Company’s then sole director and executive officer, increased the number of members of the Board from one (1) director to seven (7) and appointed the following six (6) individuals as new members (the “New Directors”) of the board of the directors (the “Board”) of the Company: Tijin Song, Liqiang Meng, Yatao Wang, Daoxin Zhang, Hongbin Dong, and Tung Ho Yu. On the same day, Mr. Guoping Chen appointed Mr. Tung Ho Yu as the Chief Marketing and Branding Officer, Mr. Tijin Song as the Chief Executive Officer and President of the Company, and then resigned from the Chief Executive Officer and President positions of the Company. The aforementioned change of management and Board members became effective on April 18, 2019.

Below are the names and certain information regarding the Company’s executive officers and directors following the closing of the closing of the Stock Exchange.

Name	Age	Position

Tijin Song (1)	55	Chairman of the Board, CEO and President

Guoping Chen (2)	56	Director, interim CFO, Secretary and Treasurer

Yatao Wang (1)	35	Director

Liqiang Meng (1)	49	Director

Tung Ho Yu (1)	72	Director and Chief Marketing and Branding Officer

Hongbin Dong (1)	42	Director

Daoxin Zhang (1)	42	Director
______________
(1)	Each individual was appointed to the respective positions on March 15, 2019 and assumed the office on April 18, 2019.
(2)

Mr. Guoping Chen assumed the position of the director of the Company on March 1, 2017, became the president, secretary and treasurer of the Company on June 2, 2017 and resigned as the president on April 18, 2019.

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Tijin Song, 55, is a co-founder, Chairman and Chief Executive Officer of China VTV Hong Kong. Mr. Song founded China VTV Hong Kong in 2015 and served as its Chairman and Chief Executive Officer since its inception. From 2004 to 2015, Mr. Tijin Song served as the Secretary of China Commission of Promotion of Publicity for the Undertakings of Chinese Disabled Persons where he organized and promoted a number of charitable projects and events. From 2000 to 2004, Mr. Song was the Manager of China Times. Mr. Song received a master’s degree from Nanjing University.

Guoping Chen, 56, the interim CFO, has been the Chairman of the board of Shanghai Fengxing Telecommunication Equipment Franchise Co., Ltd. and Shanghai Fengxing Telecommunication Services Co., Ltd. since 1999 and became the CEO, CFO, secretary, treasury and director of the Company in June 2017. In addition, Mr. Chen serves as a director of Shanghai Xujiahui Business Management School. Mr. Guoping Chen obtained an associate degree in business management from Shanghai Institute of Mechanical Technology.

Yatao Wang, 35, a co-founder of China VTV Hong Kong, serves as the President of Elion Financial Co., LTD, a subsidiary of Elion Group, since 2017, the Chief Advisor of Elion Foundation since 2015 and the chairperson of Shengya Yunding Payment Co., Ltd. since August 2017. Ms. Yatao Wang received a bachelor’s degree from Dongbei University of Finance and Economics. We have determined it is in our best interest to appoint Ms. Wang as a member of our Board due to her business experience.

Liqiang Meng, 49, a co-founder of China VTV Hong Kong, has been the Chairman of Lanchou Automobile Culture Development (Beijing) Co., Ltd. since November 2017, Beijing Gengtai Culture Development Co. Ltd. since October 2017, and Beijing Zhonglian Bo’ai Interactive Entertainment Co., Ltd since December 2014. Mr. Liqiang Meng has a bachelor degree from Hebei University. We have determined it is in our best interest to appoint Mr. Meng as a member of our Board due to his business experience.

Tung Ho Yu, 72, is the Chief Marketing and Branding Officer at China VTV Hong Kong since 2015. Previously he was the Chief Operating Officer of Asia Television Limited, a subsidiary of Phoenix Television, from 2002 to 2008, the executive vice president of Phoenix Television from 1996 till 2002, the Vice President of China Broadcasting International Economic and Technology Company from 1992 till 1996, and the President of Guangdong Radio and Television Company from 1989 to 1992. Mr. Tung Ho Yu served as a consultant from 2008 to 2015. Mr. Yu received a bachelor degree from Remin University in 1970. We have determined it is in our best interest to appoint Mr. Yu as a member of our Board and the Chief Marketing and Branding Officer due to his business experience and influence in the media industry.

Hongbin Dong, 42, is the Chairman of Shanghai Xiangdi Shiye Co., Ltd. since 2013, was Vice President of Gujing Group Computer Company from 2012 to 2013 and Manager at the Accounting Department of Gujing Group Export Import Trade Company from 2012 to 2013. Mr. Dong received a bachelor degree from Anhui University. We have determined it is in our best interest to appoint Mr. Dong as a member of our Board due to his business experience.

Daoxin Zhang, 42, is the President of Yatai Charitable Foundation since 2018 and a member of China Artists Association since 2014. Mr. Zhang is a professional artist specialized in Chinese traditional painting. Mr. Zhang received a bachelor of law from Hefei University of Technology. We have determined it is in our best interest to appoint Mr. Zhang as a member of our Board due to his work experience.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.

any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

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4.

being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Family Relationships

There are no family relationships between any of our executive officers or directors.

Board Committees and Director Independence

We have not formed any Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee or any other board committees as of the filing of this current report. We currently do not have an audit committee financial expert on our Board because we believe that the cost of hiring an audit committee financial expert to act as one of our directors and to be a member of an Audit Committee outweighs the benefits of having an audit committee financial expert at this time.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee and the entire Board serves the functions of the compensation committee. The Board reviews the compensation of each executive officer of the Company.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid to our principal executive officers for the years ended February 28, 2019 and 2018.

Summary Compensation of Named Executive Officers

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Guoping Chen – President, Secretary, CEO, CFO, Treasurer	2018	-	-	-	-	-	0

Guoping Chen – President, Secretary, CEO, CFO, Treasurer	2019	-	-	-	-	-	0

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Narrative Disclosure to Summary Compensation Table

The sole director and executive officer during the fiscal year ended February 28, 2019 received no compensation for his services as director and executive officer of the Company. From April 1, 2019, our named executive officers accrued compensation as follows: Mr. Tijin Song, the CEO, an annual salary of RMB 720,000 (approximately $107,036 USD), Mr. Guoping Chen, the interim CFO, an annual salary of RMB 360,000 (approximately $53,518 USD), and Mr. Tung Ho Yu, the Chief Marketing and Branding Officer, an annual salary of RMB 360,000 (approximately $53,518 USD). The Company has agreed to pay all of the accrued compensation as stated above to each of the three named executive officers in March 2021 if the Company generates at least $1 million in revenue during the fiscal year ended February 28, 2021 , on a consolidated basis. However, if the Company fails to reach the goal of $1 million in revenue for the fiscal year ended February 28, 2021, the Company shall issue common stock of the Company of equivalent value of the accrued compensation to each named executive officer at a conversion price to be determined.

We further expect that the specific direction, emphasis and components of our executive compensation programs will evolve. Factors that may affect our compensation policies include the hiring of full-time employees, our future revenue growth and profitability, the implementation of our business plan and strategy and increasing complexity of our business.

Employment Agreement

We are not a party to any employment agreements.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards as of February 28, 2019.

Director Compensation

No director of the Company received any compensation from the Company for services as director for the year ended February 28, 2019.

Board Leadership Structure and Role in Risk Oversight

As of the date of this current report, the Board consists of seven members, three of whom serve as executive officers of the Company.

The Board will be actively involved in oversight of risks that could affect the Company. The board oversees its risk management responsibilities directly. Specifically, the Board has responsibility for overseeing, reviewing and monitoring the Company’s overall risks and certain specific risks. The Board believes its administration of its risk oversight function has not affected the Board’s leadership structure.

The Board of Directors reviewed the Company’s compensation practices, policies and programs and believes that the Company’s compensation practices, policies and programs represent an appropriate balance of short-term and long-term compensation and do not encourage employees to take unnecessary or excessive risks that are likely to have a material adverse effect on the Company.

Compensation Committee Report

We currently do not have a compensation committee and our Board performs the functions that would have been performed by a compensation committee. Our board of directors has reviewed and discussed the Compensation Discussion and Analysis in this report with management. Based on its review and discussion with management, the board of directors recommended that the Compensation Discussion and Analysis be included in this current report.

Audit Committee Report

Our entire board of directors performs the functions of an Audit Committee and currently consists of seven directors. Our board has: (i) reviewed and discussed the audited financial statements with management for the years ended February 28, 2018 and 2019; (ii) discussed with the Company’s independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with its independent accountant the independent accountant’s independence. Based on the review and discussions referred to above, our board of directors recommended that the audited financial statements for the year ended February 28, 2019, be included in the company’s annual report on Form 10-K for the fiscal year ended February 28, 2019.

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Code of Ethics

We have not adopted the Code of Ethics as of the date of this report.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

During the year ended February 28, 2018, the Company received cash advances of $35,000 from Harald Stobbe, its former CEO for working capital purpose. The amounts due to the related party were unsecured, non-interest bearing, and with no set terms of repayment. On May 31, 2017, the former CEO of the Company forgave all the related party loan to the Company in a total of $50,663. This is reflected an increase in Additional-Paid-In-Capital in the financial statements.

During the year ended February 28, 2018, the Company received an aggregate of $438,601 from Guoping Chen, a shareholder of the Company for working capital purposes. As of February 28, 2018, the total amount owed to such shareholder of the Company was $438,601. The outstanding balances due to the related parties are unsecured, non-interest bearing, due upon demand and with no set terms of repayment.

During the year ended February 28, 2019, the Company received $17,873 from Guoping Chen, a shareholder of the Company for working capital purposes. As of February 28, 2019, the total amount owed to such shareholder of the Company was $456,474. The outstanding balances due to the related parties are unsecured, non-interest bearing, due upon demand and with no set terms of repayment.

With respect to the Target, Mr. Tijin Song provided the advances to the Target in the respective amounts of $136,265 and $123,220 as of February 28, 2019 and February 28, 2018, the outstanding balance of which bears no interest and is due upon request.

Director Independence

As a development stage company, we have not adopted a standard of independence nor do we have a policy with respect to independence requirements for our board members or that a majority of our board be comprised of “independent directors.” We will review the independence standard established by the OTC Markets Group in the future.

LEGAL PROCEEDINGS

From time to time, the Company may be subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of copyrights and other intellectual property rights and other claims alleging defamation, invasion of privacy, or similar claims arising in connection with the news articles, pictures, and other contents published on the Company’s website.

As of the date of this report, there are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or stockholder is a party adverse to the Company or has a material interest adverse to the Company.

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MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s common stock is quoted on the OTC Pink under the symbol “CVTV”. There has not been any significant trading to date in the Company’s common stock.

Dividends

The Company has not and does not intend to pay dividends on its common stock in the near future.

Securities Authorized for Issuance under Equity Compensation Plans

None.

Recent Sales of Unregistered Securities

Pursuant to the Share Exchange Agreement, we issued an aggregate of 115,550,000 shares of common stock to the shareholders of China VTV Ltd. and five individuals who provided prior services to the Target on May 6, 2019. The issuance of the shares of our common stock to the shareholders of China VTV Ltd. was exempted from registration pursuant to Regulation S promulgated under the Act because the offer or sale was made in an offshore transaction and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, the recipient of the shares certified that he is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

DESCRIPTION OF REGISTRANT’S SECURITIES

Our authorized capital stock consists of 600,000,000 shares of common stock, with a par value of $0.001 per share. As of the date of this report, there were 220,550,000 shares of our common stock issued and outstanding. Our shares are held by approximately 45 stockholders of record.

Common Stock

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our Board out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. The Company is not obligated to declare any dividend. Any future dividends will be subject to the discretion of our Board and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our Articles of Incorporation or our Bylaws that would delay, defer or prevent a change in control of our company.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that she is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

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FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Item 9.01 of this report.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference. As a result of the completion of the Stock Exchange, we believe that we are no longer a shell company, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of the Target Company are included following the signature page.

Filed herewith as Exhibit 99.1 and incorporated herein by reference are the audited financial statements of China VTV Ltd. for the years ended February 28, 2019 and 2018.

(b) Pro forma financial information.

Filed herewith as Exhibit 99.2 and incorporated herein by reference are the pro forma condensed combined financial statements of China VTV Limited and China VTV Ltd as of and for the 12 months ended February 28, 2019.

(c) Shell Company Transactions. See (a) and (b) of this Item 9.01.

(d) Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation of the Company (1)
3.2	Bylaws of the Company (1)
10.1	Share Exchange Agreement, dated March 15, 2019 (2)
10.2	Pledge Agreement, dated March 15, 2019 (2)
10.3	A summary translation of the OTT Development Agreement dated December 22, 2016 by and between China VTV Ltd. and Xin Mei Culture Distribution Co., Ltd. **
10.4	A summary translation of the Amendment to the OTT Development Agreement *
10.5	Commitment Agreement dated July 20 , 2019 *
99.1	Audited financial statements of China VTV Ltd. for the fiscal years ended February 28 , 2019 and 2018*
99.2	Pro forma condensed combined financial statements of China VTV Limited and China VTV Ltd as of and for the 12 months ended February 28, 2019*

_____________

* Filed herewith.

** Previously filed.

(1) Incorporated by reference herein to the Company’s Form S-1 filed with the Commission on April 30, 2015.

(2) Incorporated by reference herein to the current report on Form 8-K filed with the Commission on March 21, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA VTV LIMITED

Dated: July 23, 2019	By:	/s/ Tijin Song
Tijin Song
Chief Executive Officer

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